Exhibit 21





Subsidiaries:
------------

         Rascals Enterprises, Inc.
         412 Pleasant Valley Way
         West Orange, NJ  07052
         100% owned

         Dem Inc. D/B/A Rascals Restaurant and Lounge
         412 Pleasant Valley Way
         West Orange, NJ  07052
         100% owned

         Rascals Stage Door Grill, Inc.
         1500 Route 35 South
         Ocean Township, NJ
         100% owned




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